UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934 Date of Report
                 (Date of earliest event reported): October 25,
                                      2001

                        Commission File Number 001-15469

                           THERMOVIEW INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                    61-1325129
   (State or other jurisdiction                        (I.R.S. Employer
 of incorporation or organization)                  Identification Number)

       5611 Fern Valley Road                                 40228
        Louisville, Kentucky                              (Zip Code)
 (Address of principal executive offices)

                                  502-968-2020
              (Registrant's telephone number, including area code)



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ITEM 4. Changes in Registrant's Certifying Accountant

(a) On October 25, 2001, the Board of Directors of ThermoView Industries, Inc. (the Company), on the recommendation of the Audit Committee, dismissed
     Ernst & Young LLP and engaged Arthur Andersen LLP as the Company's independent certifying accountants for the year ended December 31, 2001.

(b)  Ernst & Young LLP was notified of their dismissal on October 25, 2001.

(c) The reports of Ernst & Young LLP on the Company's consolidated financial statements for each of the two years in the period ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(d) During the two years in the period ended December 31, 2000, and the subsequent interim period preceding the dismissal of Ernst & Young LLP on October 25, 2001, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused the firm to make reference to the matter of the disagreement in their reports.

(e) During the two years in the period ended December 31, 2000, and the subsequent interim period preceding the dismissal of Ernst & Young LLP on October 25, 2001, no reportable events occurred in connection with the relationship between Ernst & Young LLP and the Company.

(f) The Company has requested Ernst & Young LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter is attached as Exhibit 16.1 to this report.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        ThermoView Industries, Inc.


Date:  November 1, 2001                 By: /s/ Charles L. Smith
                                         ---------------------------------------
                                            Charles L. Smith
                                            Chief Executive Officer
                                           (principal executive officer)


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Exhibit 16.1 to Form 8-K




November 1, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

     We have read Item 4 of Form 8-K dated October 25, 2001 of ThermoView Industries Inc. and are in agreement with the statements contained therein.



                                        /s/ Ernst & Young LLP

Louisville, Kentucky

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